Exhibit-99.(16)

POWER OF ATTORNEY

The undersigned Trustees and Officers of Prudential Investment Portfolios, Inc. 10 hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Andrew R. French, Raymond A. O’Hara, Amanda Ryan, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title

/s/ Kevin J. Bannon	Trustee
Kevin J. Bannon

/s/ Scott E,. Benjamin	Trustee
Scott E. Benjamin

/s/ Linda W. Bynoe	Trustee
Linda W. Bynoe

/s/ Michael S. Hyland	Trustee
Michael S. Hyland

/s/ Douglas H. McCorkindale	Trustee
Douglas H. McCorkindale

/s/ Stephen P. Munn	Trustee
Stephen P. Munn

/s/ Stuart S. Parker	Trustee and President (Principal Executive Officer)
Stuart S. Parker

/s/ Richard A. Redeker	Trustee
Richard A. Redeker

/s/ Robin B. Smith	Trustee
Robin B. Smith

/s/ Stephen G. Stoneburn	Trustee
Stephen G. Stoneburn

/s/ Grace C. Torres	Treasurer (Principal Financial and Accounting Officer)
Grace C. Torres

Dated: December 4, 2012